UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2009 (December 10, 2009)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2009, the Executive Compensation Committee of the Company’s Board of Directors approved an amendment to the Employment Agreements of Frank D. Forward, the Executive Vice President, Chief Financial Officer of the Company, and Lon F. Povich, the Executive Vice President, General Counsel and Secretary of the Company (as amended, the “Employment Agreements”). The Employment Agreements were amended to (a) provide for an evergreen term (to remove the specified end date), and (b) make technical changes based on Section 409A of the Internal Revenue Code. All other terms of the Employment Agreements remain unchanged.

Previously the Employment Agreements had fixed terms which, in the case of Mr. Forward, was the date of the Company’s 2010 Annual Meeting of Stockholders and, in the case of Mr. Povich was June 3, 2012.

Summaries of the Employment Agreements as in effect prior to the December 2009 amendments are included in the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders. Mr. Forward’s original Employment Agreement was filed as Exhibit 10.9b to the Company’ Report on Form 10-Q for the quarter ended August 2, 2008. Mr. Povich’s original Employment Agreement was filed as Exhibit 10.19 to the Company’s Report on Form 10-K for the fiscal year ended February 2, 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Addendum to Employment Agreement dated as of December 14, 2009 between Frank D. Forward and the Company.

10.2	Addendum to Employment Agreement dated as of December 14, 2009 between Lon F. Povich and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S WHOLESALE CLUB, INC.

Date: December 15, 2009	By:	/S/ LON F. POVICH
Lon F. Povich Executive Vice President, General Counsel and Secretary